MARKET HUB PARTNERS STORAGE, L.P.                                   EXHIBIT 12.1
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS)
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
                                                                          DECEMBER 21,
                                                                    1994 (INCEPTION) TO       HISTORICAL
                                                                          DECEMBER 31,  YEARS ENDED DECEMBER 31,     PRO FORMA
                                                                                                                     YEAR ENDED
                                                                              1994       1995    1996    1997      DECEMBER 31, 1997
                                                                            -------------------------------------- -----------------
Fixed Charges as defined:
               (1) Interest on long-term debt ...........................    $   18     $2,246    $2,934    $ 4,752    $ 9,846
               (2) One-third rent expense ...............................         1         13        21         43         43
                                                                             --------------------------------------    -------
               (3) Total fixed charges ..................................    $   19     $2,259    $2,955    $ 4,795    $ 9,889
                                                                             ======================================    =======


Earnings as defined:

               (4) Earnings (loss) before extraordinary item ............    $ (622)    $1,170    $6,010    $10,049    $ 4,955
               (5) Total fixed charges ..................................        19      2,259     2,955      4,795      9,889
                                                                             --------------------------------------    -------

               (6) Earnings (loss) before extraordinary
                     item and fixed charges .............................    $ (603)    $3,429    $8,965    $14,844    $14,844
                                                                             ======================================    =======


Ratio of Earnings to Fixed Charges
   (line 6 divided by line 3) ...........................................(a)    N/A       1.5        3.0        3.1       1.5
                                                                             ======================================    =======

Coverage Deficiency .....................................................    $ (622)    $ --      $ --      $  --      $  --
                                                                             --------------------------------------    -------

                                                                                                                   PRO FORMA
                                                                             3 MONTHS          3 MONTHS            3 MONTHS
                                                                             ENDED 3/97        ENDED 3/98          ENDED 3/98
Fixed Charges as defined:                                                    -------------------------------------------------
               (1) Interest on long-term debt ...........................    $ 1,219           $ 1,542             $ 2,462
               (2) One-third rent expense ...............................          9                14                  14
                                                                             -------------------------------------------------
               (3) Total fixed charges ..................................    $ 1,228           $ 1,556             $ 2,476
                                                                             =================================================
Earnings as defined:

               (4) Earnings (loss) before extraordinary item ............    $ 1,971           $ 3,710             $ 2,280
               (5) Total fixed charges ..................................    $ 1,228             1,556               2,476
                                                                             -------------------------------------------------
               (6) Earnings (loss) before extraordinary
                     item and fixed charges .............................    $ 3,199           $ 5,266             $ 5,296
                                                                             =================================================

Ratio of Earnings to Fixed Charges
   (line 6 divided by line 3) ...........................................        2.6               3.4                 2.1
                                                                             =================================================

Coverage Deficiency .....................................................    $    -            $    -              $    -
                                                                             -------------------------------------------------
(a) Earnings are inadequate to cover
    fixed charges for 1994
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